Exhibit 99.1

First West Virginia Bancorp, Inc. Announces Its Intent to Delist Its Shares

From NYSE and Terminate SEC Reporting

Wheeling, West Virginia - October 26, 2015 - First West Virginia Bancorp, Inc. (NYSE: FWV) announced today that it had submitted a notice to the NYSE of its intention to voluntarily withdraw the Company’s common stock, par value $5.00 per share (the “Common Stock”), from listing on the NYSE and to voluntarily terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s decision to delist and deregister the Common Stock was not based on the receipt of any notice that the Company had failed to satisfy any rule or standard for the continued listing of its common stock on the NYSE or asserting any material non-compliance with the NYSE. The Company is eligible to voluntarily delist and deregister the Common Stock because there were fewer than 300 record holders of the Common Stock. Following delisting from the NYSE, the Common Stock will no longer be quoted on a stock exchange. The Company anticipates that the Common Stock will be quoted on the OTC Bulletin Board or the Pink Sheets following delisting but there is no assurance that the Common Stock will be quoted on any over-the-counter market.

The Company’s Board of Directors made this decision after careful consideration and review of the cumulative costs and advantages and disadvantages of being a listed company registered with the Securities Exchange Commission (“SEC”). The decision of the Company’s Board of Directors to delist and deregister the Common Stock was based on consideration of a number of factors, including (1) the costs and administrative burdens of preparing and filing periodic reports with the SEC, (2) the demands placed on management and the Company to comply with registration requirements, and (3) the low trading volume of the Company’s stock. Prior to the passage of the Jumpstart Our Business Startups Act (the “JOBS Act”), the Company’s SEC reporting obligations would be reinstated if the number of its shareholders increased to 300 shareholders of record. The JOBS Act increased the threshold number of shareholders that would reinstate the Company’s SEC reporting obligations from 300 to 1,200 shareholders of record. This change provided additional comfort to the Company’s Board of Directors that the Company would not become subject to SEC reporting obligations following its delisting and deregistration.

The Company’s Board of Directors believe that the expense reductions inherent in delisting and deregistering its stock will benefit the Company and its stockholders and serve to maximize the long term value of the Company. Additionally, following deregistration, the Company’s senior management will be able to devote more time and resources to focus on customers and profitable growth of the Company as opposed to the considerable time and effort necessary to manage compliance with SEC reporting requirements.

The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the United States Securities and Exchange Commission (the “SEC”) on or after November 5, 2015. The Company anticipates that the Common Stock would no longer be listed on the NYSE on or about November 16, 2015.

The Company intends on November 17, 2015 to file with the SEC a Certification and Notice of Termination of Registration on Form 15 to voluntarily terminate the registration of its common stock and suspend its reporting obligations under the Exchange Act. Upon filing the Form 15, the Company’s obligation to file certain reports with the SEC, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be suspended. The Company expects the deregistration of its common stock to become effective 90 days after filing the Form 15. The Company intends to continue to make certain information available to stockholders as required by applicable law. In addition, although no longer required after deregistration, the Company intends to release financial results, be audited annually and issue press releases for the benefit of its shareholders. There can be no assurance, however, that the Company will continue to provide such information in the future.

Warning regarding forward-looking statements and certain risks

The above news release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions. These forward-looking statements are based on First West Virginia Bancorp, Inc.’s expectations, as of the date of this release, of future events. First West Virginia Bancorp, Inc. undertakes no obligation to update any of these forward-looking statements, except as may be required by the federal securities laws. Although First West Virginia Bancorp, Inc. believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations. Any or all of these expectations may turn out to be incorrect and any forward-looking statements made in this release speak only as of the date of this release. Readers are cautioned not to place undue reliance on any forward-looking statements. Actual results could differ significantly as a result of various factors. The above news release indicates that First West Virginia Bancorp, Inc. intends to delist its common stock from the NYSE and to deregister such stock under the Exchange Act and that such actions will take place in a specified time frame. This implies that First West Virginia Bancorp, Inc.’s common stock will be delisted and deregistered and that such delisting and deregistering will take place in the time period indicated. However, unforeseen events may occur and, as a result, delisting and deregistering of First West Virginia Bancorp, Inc.’s common stock may be delayed or may not occur. For example, the Securities and Exchange Commission could postpone the effectiveness of First West Virginia Bancorp, Inc.’s application to delist and deregister the common stock. Also, while the common stock may be traded on an over-the-counter market, such as the OTC Bulletin Board or the Pink Sheets, there can be no assurance that the common stock will be traded on any such market. However, any or all of these expectations, such as those regarding future earnings and cost savings, may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results.

CONTACT: Francie Reppy, Executive Vice President, Chief Administrative Officer, and Chief Financial Officer, 304-218-2400